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                                                                   EXHIBIT 99.5

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Provide the Payer--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number that you should provide to the payer.

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                                                Give the
                                                SOCIAL SECURITY
For this type of account:                       number of--
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
 1. An individual's account                     The individual

 2. Two or more individuals (joint account)     The actual owner of the
                                                account or, if combined
                                                funds, the first individual on
                                                the account(1)

 3. Husband and wife (joint account)            The actual owner of the
                                                account or, if joint funds, the
                                                first individual on the
                                                account(1)

 4. Custodian account of a minor (Uniform       The minor(2)
    Gift to Minors Act)

 5. Adult and minor (joint account)             The adult or, if the minor is
                                                the only contributor, the
                                                minor(1)

 6. Account in the name of guardian or          The ward, minor, or
    committee for a designated ward, minor,     incompetent person(4)
    or incompetent person

 7. a. The usual revocable savings trust        The grantor trustee(1)
       account (grantor is also trustee)
    b. So-called trust account that is not a    The actual owner(1)
       legal or valid trust under State law

 8. Sole proprietorship account                 The owner(5)
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

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                                                Give the EMPLOYER
                                                IDENTIFICATION
For this type of account:                       number of--
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
 9. A valid trust, estate, or pension trust     Legal entity (Do not furnish
                                                the identifying number of the
                                                personal representative or
                                                trustee unless the legal entity
                                                itself is not designated in the
                                                account title.)(3)

10. Corporate account                           The corporation

11. Religious, charitable, educational or       The organization
    other tax-exempt organization account

12. Partnership account held in the name of     The partnership
    the business

13. Association, club, or other tax-exempt      The organization
    organization

14. A broker or registered nominee              The broker or nominee

15. Account with the Department of              The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or prison)
    that receives agricultural program
    payments
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
(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) List first and circle the name of the legal trust, estate, or pension trust.
(4) Circle the ward's, minor's or incompetent persons name and furnish such person's social security number.
(5) Show the name of the owner. You may use either a social security number or an employer identification number (if you have one).

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.